EX-23.2

                         HUNTER, ATKINS, RUSSELL, P.L.C.
                             5805 N. Grand, Suite D
                             Oklahoma City, OK 73118
                      PH: (405) 843-3964 FAX: (405)843-9975


Securities and Exchange Commision
450 5th Street, N.W.
Washington, D.C. 20549

Re: ATNG, Inc.
    Commission File #000-28519

Gentlemen:

     We have read and agree with the comments in Item 4 of the For 8-K of ATNG, Inc. dated May 1, 2003.





                                      /s/ HUNTER, ATKINS, RUSSELL, P.L.C.
                                        ---------------------------------------
Oklahoma City, OK                       HUNTER, ATKINS, RUSSELL, P.L.C.
May 1, 2003